EXHIBIT 99.2

                           ACADIAN MINING CORPORATION
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                                 MARCH 31, 2009



Notice of disclosure of non-auditor review of interim consolidated financial statements pursuant to National Instrument 51-102, Part 4, subsection 4.3(3)(a) issued by the Canadian Securities Administrators.

The accompanying consolidated financial statements of Acadian Mining Corporation (the "Company") for the period ended March 31, 2009 have been prepared in accordance with Canadian generally accepted accounting principles and are the responsibility of the Company's management. The Company's independent auditors, Wasserman Ramsay & Associates, have not performed an audit or a review of these interim consolidated financial statements.

Dated: May 14, 2009

                           ACADIAN MINING CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                                                             March 31                  December 31
                                                                                 2009                         2008
                                                               -----------------------      -----------------------
ASSETS
Current:
    Cash                                                       $              181,651        $             210,211
    Receivables                                                               342,448                      619,297
    Inventories (Note 12)                                                     679,001                    1,455,355
    Prepaid expenses and deposits                                             111,554                      177,543
                                                               ----------------------------------------------------
                                                                            1,314,694                    2,462,406
Cash held for site remediation                                              1,278,720                    1,612,500
Property, plant and equipment (Note 3)                                     10,864,451                   11,496,431
Investment Royal Roads Corp. (Note 2a and 14)                               4,005,942                    4,043,039
Mineral resource properties (Note 4)                                       14,088,282                   14,046,331
                                                               ----------------------------------------------------
                                                               $           31,552,089        $          33,660,707
                                                               ====================================================

LIABILITIES
Current:
    Debtor in possession financing (Note 17)                   $              950,000        $             170,000
    Accounts payable and accrued liabilities                                6,653,993                    6,703,976
    Capital lease obligation due within one year (Note 11)                  4,753,821                    4,753,821
    Equipment loans payable (Note 11)                                         370,997                      370,997
    Due to Royal Roads Corp. (Note 6)                                       2,784,659                    2,778,367
                                                               ----------------------------------------------------
                                                               $           15,513,470        $          14,777,161
                                                               ----------------------------------------------------

Accrued site remediation                                                    1,023,837                    1,017,002
                                                               ----------------------------------------------------
                                                                           16,537,307                   15,794,163

SHAREHOLDERS' EQUITY
Capital stock (Note 5)                                                     56,577,951                   57,116,962
Contributed surplus (Note 10)                                               5,829,343                    5,829,343
Deficit                                                                   (47,392,511)                 (45,079,761)
                                                               ----------------------------------------------------
                                                                           15,014,782                   17,866,544
                                                               ----------------------------------------------------
                                                               $           31,552,089        $          33,660,707
                                                               ====================================================

                           ACADIAN MINING CORPORATION
            INTERIM CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                                   (Unaudited)

For the three month period ended March 31                                 2009                        2008
                                                                  ----------------------      ---------------------

Revenue                                                           $           1,968,786       $          9,832,088
                                                                  ----------------------      ---------------------

Cost of sales
    Production costs                                                          2,455,332                  6,342,225
    Depreciation, depletion and amortization                                    585,673                    776,238
    Accretion                                                                     6,834                      6,380
    Pit reclamation                                                             483,670                          -
                                                                  ----------------------      ---------------------
                                                                              3,531,509                  7,124,843
                                                                  ----------------------      ---------------------

Gross Profit (loss)                                                          (1,562,723)                 2,707,245
                                                                  ----------------------      ---------------------

Expenses
    Amortization                                                                 90,254                     37,604
    Filing fees                                                                  10,212                     31,886
    Insurance                                                                    73,145                     99,378
    Interest and bank charges                                                   266,939                     81,177
    Investor relations and information                                           11,878                     57,917
    Office and general                                                           77,846                    192,172
    Professional fees                                                           307,978                    223,107
    Rent                                                                         22,519                     21,661
    Royalties                                                                   130,861                    195,871
    Salaries and benefits                                                       263,920                    674,000
    Supplies                                                                     23,802                     75,914
    Transfer agent fees                                                           2,246                      2,443
    Travel                                                                       18,181                     63,118
                                                                  ----------------------      ---------------------
                                                                              1,299,781                  1,756,248
                                                                  ----------------------      ---------------------
Operating income (loss)                                                      (2,862,504)                   950,997

Interest and other income                                                        39,000                     21,570

Future income taxes recovered (Note 5a)                                         541,800                          -

Loss from investee accounted for using the equity method                        (31,046)                   (60,394)
                                                                  ----------------------      ---------------------
Net income (loss)                                                            (2,312,750)                   912,173

Deficit, beginning of period                                               (45,079,761)                (7,605,463)
                                                                  ----------------------      ---------------------
Deficit, end of period                                             $        (47,392,511)       $        (6,693,290)
                                                                  ======================      =====================

Net income (loss) per share                                        $              (0.15)       $             0.006

                           ACADIAN MINING CORPORATION
                  INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

For the three month period ended March 31                                    2009                         2008
                                                                     ----------------------       ----------------------

Cash was provided by (used in) the following activities:
Operations:
    Net income/(loss) for the period                                 $          (2,312,750)       $             912,173
    Future income taxes                                                           (541,800)                           -
    Depreciation, depletion and amortization                                       675,927                      868,249
    Accretion                                                                        6,834                        6,380
    Non-controlling interest in earnings                                            31,046                       60,394
    Net change in non-cash working capital items (Note 9)                        1,855,461                     (780,152)
                                                                     ---------------------------------------------------
                                                                                  (285,282)                   1,067,044
                                                                     ---------------------------------------------------

Investing:
    Expenditures on mineral resource properties                                    (83,109)                  (1,049,591)
    Investment and advances to subsidiaries                                          6,051                       55,404
    Acquisition of capital assets                                                                            (2,115,987)
                                                                     ---------------------------------------------------
                                                                                   (77,058)                  (3,110,174)
                                                                     ---------------------------------------------------

Financing:
    Issue of share capital - net of costs and flow-through funds                         -                       45,457
    Decrease (increase) in cash held for site remediation                          333,780                      (13,117)
    Cash held for site remediation                                                       -                      273,589
                                                                     ---------------------------------------------------
                                                                                   333,780                      305,929
                                                                     ---------------------------------------------------

Net change in cash for the period                                                 (28,560)                   (1,737,201)

Cash, beginning of the period                                                      210,211                    3,022,868
                                                                     ---------------------------------------------------
Cash, end of the period                                              $             181,651        $           1,285,667
                                                                     ===================================================


                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

1. Description of operations, basis of presentation and going concern issues

         Scozinc Limited Companies' Creditor Arrangement Act Proceedings
         ---------------------------------------------------------------

         In the previous year, Acadian Mining Corporation's (the "Company") wholly owned subsidiary Scozinc Limited ("ScoZinc"), requested and was granted protection under the Companies' Creditors Arrangement Act ("CCAA") that was subsequently extended by the Nova Scotia Supreme Court ("Court") until May 28, 2009. The purpose of the protection and extension was to enable ScoZinc to conclude all operations and complete necessary mine site remediation efforts in order to put the mine site on care and maintenance. It will also enable ScoZinc to prepare a plan of arrangement or compromise for submission to its creditors and to the Court. Scozinc mining and milling operations ceased March 25, 2009, the pit rehabilitation project was concluded April 28, 2009 and the creditors meeting for consideration of the proposal is scheduled for May 28, 2009.

         Under the terms of the initial order, Grant Thornton Limited was named court appointed monitor under the CCAA Proceedings. The Monitor reports to the court from time to time on the financial and operational position of the Company as well as any other matters deemed relevant to the CCAA Proceedings.

         As a consequence of the CCAA Proceedings, all actions to enforce or otherwise effect payment or repayment of any liabilities preceding the petition date (December 22, 2008) have been stayed until May 28, 2009.

         As part of the CCAA Proceedings, ScoZinc obtained an order granting it access to Debtor in Possession financing ("DIP" financing) of up to $1.0 million. The DIP order grants TCE Capital Corporation (the DIP provider) a priority charge and security interest in all of the property of ScoZinc as security for repayment of amounts advanced pursuant to the DIP Facility. The Company estimates that ScoZinc will be cash flow negative in the amount of approximately $1,100,000 during the CCAA proceedings and that the DIP lender will be repaid with funds that Acadian loans to ScoZinc, subject to the investment of $9.0 million by Golden River Resources in the Company.

         As a result of this filing the Company's long term debt, including capital lease obligations and equipment financing, was in default and has therefore been reclassified as a current liability.

         Contributing factors
         --------------------

         The selling price of base metal minerals decreased dramatically during the course of the prior year and particularly after November 1st which, in combination with failure to rapidly complete the cost reduction program at ScoZinc's mine site resulted in the Company incurring operational losses, facing an increase in debt load and becoming unable to meet its cash flow requirements. This occurred in combination with the collapse of the equity and debt financing markets associated with the current global credit crisis and therefore the Company was unable to secure any additional long term debt or equity financing to help mitigate the financial impact of these issues.

         Impairment charge
         -----------------

         As a result of the matters described in the preceding paragraphs it was necessary to assess the recoverability of the carrying value of ScoZinc's mining assets. The Company reviewed the impact of the above noted variables, including the CCAA Proceeding and the cessation of mining operations. The estimated realizable value was then calculated by estimating the future cash flow which includes; estimating recoverable reserves; future metal prices and foreign exchange rates; and, estimating future operating and capital costs.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

         Based on the financial matters described above and the current business environment it is not possible to accurately determine the estimated realizable value of the mine equipment and mineral properties. It is also not possible, at this time, to determine whether or not the Company will continue as a going concern and realize its assets and discharge its liabilities and committments in the ordinary course of business. Should the Company be unable to continue as a going concern, further write downs will likely occur and they will likely be material.

         As well, given that the CCAA process being undertaken by ScoZinc is incomplete and additional financing has not been completed, further material write-downs could occur. This preliminary valuation represents management's best estimate at this time. Based on this review, the Company recorded an asset impairment charge of $24,750,000 during the year ended December 31, 2008. The allocation of the impairment charge against the various asset classes was as noted below:

             Mining equipment and pit costs               $          14,800,000
             Mineral properties and deferred
               exploration expenditures                               5,362,000
             Deferred Mine development costs                          1,368,000
             Investment in Royal Roads Corp.                          3,220,000
                                                          ----------------------
                                                          ----------------------
                                                          $        24,750,000
                                                          ======================

         Management's opinion is that no further impairment has occurred in the first quarter.

         The investment in Royal Roads Corp. ("RRO") has a market value as at March 31, 2009 of $980,000. This is a long term investment of the Company and the carrying value has been adjusted to the 29.18% ownership applied to the current book value of RRO representing management's estimate of the fair value of the investment.

         Financing Update
         ----------------

         Management of the Company continues to pursue equity funding to resolve its current financial position and seek potential partners to advance its gold mineral properties to the development and mining stage.

         On March 17, 2009 the Company announced it had entered into an agreement with Golden River Resource Corporation ("Golden River") to complete a private placement of up to 338,111,334 common shares for aggregate proceeds of up to $10,000,000. The first tranche of $1.0 million dollars (38,111,334 shares at $0.026 per share) is subject only to regulatory approvals. The initial closing of the first tranche (17,053,205 shares for aggregate proceeds of $447,457) occurred April 3, 2009 and the second closing for the balance will occur when regulatory authorities approve the Personal Information Forms of the principals of Golden River. The second tranche of $9.0 million (300,000,000 shares at $0.03 per share) will close in one or more closings and is subject to the completion of due dilligence by Golden River, the resolution of ScoZinc's CCAA Proceedings, the acquisition by the Company of the remaining 50% interest in the Fifteen Mile Stream mineral claims for a cash payment of $70,000, a non-interest bearing note payable for $1.0 million due one year from the date of acquisition and a 1% Net Smelter Royalty to Mr. Will Felderhof, President of the Company and members of his family, as well as shareholder and regulatory approval.

         Basis of presentation and going concern issues
         ----------------------------------------------

         These financial statements have been prepared in accordance with Canadian generally accepted accounting principles on a going concern basis, which presumes the Company will continue in operations for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the ordinary course of business. The events noted above bring into question this assumption; unless the second tranche of the private placement with Golden River is completed.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

         As at March 31, 2009, the Company has negative working capital in the amount of $14,198,776 and shareholders equity in the amount of $15,014,782. While ScoZinc is under CCAA protection, these financial statements have been prepared using the going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The CCAA provides ScoZinc with a period of time to wind down its operations and prepare a plan of arrangement for presentation to its creditors. It also allowed the Company to pursue other financial options including additional financing, sale of assets or a partner for its gold properties. Should the going concern assumption prove not to be appropriate further adjustments will be required to the carrying amounts and/or classification of the Company's assets and liabilities and the adjustments are likely to be material. The consolidated financial statements do not reflect any adjustments related to conditions that occurred subsequent to March 31, 2009.

         The consolidated financial statements do not purport to reflect or provide for the consequences of the CCAA Proceedings. Specifically, these financial statements do not purport to show assets at their net realizable value on a liquidation basis or their availability to satisfy liabilities.

2.       Accounting policies

         The consolidated financial statements of the Company have been prepared by management in accordance with Canadian generally accepted accounting principles. The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below:

         a)       Basis of Consolidation

                  The Company accounts have been consolidated with its subsidiary, ScoZinc Limited. The Company accounts were consolidated with Royal Roads Corp. until March 31, 2007. Subsequent to March 31, 2007 Royal Roads Corp. issued shares sufficient to drop the Company's holdings to less than fifty percent. The financial statements now include Royal Roads Corp. activities on an equity accounted basis.

                  In accordance with the Company's stated accounting policy, long lived assets are reviewed and evaluated for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Management reviewed the recoverability based on the decline in world base metal prices and the lack of credit facilities which have negatively impacted base metals mines.

         b)       Cash and cash equivalents:

                  Cash and cash equivalents consists of cash, demand deposits and highly liquid short term investments with an initial term of 90 days or less.

         c)       Revenue recognition and receivables

                  Revenue is recognized at the time that the crushed ore is shipped, which is also the time that title transfers. The crushed ore is sold under contracts that provide for the final prices to be determined by the quoted market prices in a period subsequent to the date of sale. Revenue is recorded using a provisional pricing based on the market prices in the month of shipment and the assayed amount of minerals contained in the crushed ore.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

2.       Accounting policies (continued)

                  Variations between the price recorded at shipment and the final prices are caused by changes in the market and result in an embedded derivative in accounts receivable. The embedded derivative is recorded at fair value each period until the final settlement occurs, with changes in the fair value classified as a component of revenue.

         d)       Inventories

                  Inventory is recorded at the lower of cost and net realizable value. The classifications include stockpiled ore, in-process inventory, finished goods inventory and materials. The costs of production inventory include direct production costs and attributable overheads including amortization and accretion expenses.

                  Stockpiles are comprised of coarse ore that has been extracted from the mine and is awaiting further processing. Mining production costs are added to the stockpiles as incurred and removed from the stockpile based on an average cost per tonne as the material is moved to a further phase of production.

                  In process and concentrate inventories include costs of the ore removed from the stockpile as well as mill production costs incurred to convert the ore into a saleable product. Costs are determined on an average basis.

                  Mine and mill supplies include equipment parts, fuel and reagents consumed in ore processing. Materials and supplies are valued at the lower of average cost or replacement cost.

         e) Mining interests and deferred development and exploration expenditures

                  It is the Company's policy to defer expenditures related to the exploration and development of its mining properties, including direct administrative expenditures, until such time as they are brought into production or are deemed economically unfeasible. Upon commencement of commercial production, the cost of acquiring the mining property and all related deferred exploration and development expenditures will be amortized on a unit of production basis. Should the properties be abandoned or be determined to be economically unfeasible they will be written off in their entirety.

         f)       Stripping Costs

                  The Company accounts for stripping costs according to CICA Emerging Issues Committee (EIC) No. 160, "Stripping Costs Incurred in the Production Phase of a Mining Operation". EIC-160 clarifies the treatment of costs associated with activity of removing overburden and other mine waste materials in the production stage and requires that these costs be charged to income in the period in which they are incurred, except when the stripping activity provides a betterment to the property. Costs represent a betterment when the stripping provides access to reserves that will be produced in future periods that would not have otherwise been accessible in the absence of the activity.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

2.       Accounting policies (continued)

         g) Property, plant and equipment

                  Property, plant and equipment are recorded at cost. Depreciation is provided for on head-office assets using the declining balance method at the following annual rates (in the year of acquisition one-half of the calculated depreciation is recognized):

                  Vehicles                                           30%
                  Building                                            5%
                  Office fixtures and computer equipment             20%

                  Assets from the ScoZinc acquisition are depreciated on a straight line balance method over the expected life of the mine at thirteen and one half years, assets under capital lease are depreciated on a straight line basis over the four year term of the lease.

         h)       Leases

                  Leases meeting certain criteria are accounted for as a capital lease. Imputed interest is charged against income. The capitalized value of the assets is depreciated over the term of the lease. The Company has entered into leasing agreements of four year terms for mining equipment. Obligations under capital leases are reduced by the rental payments net of imputed interest. All other leases are treated as operating lease.

         i)       Stock based compensation

                  The Company has a stock-based compensation plan that is described in Note 5. The CICA Handbook, Section 3870, establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments for goods and or services. The Section requires that awards of stock be measured at fair value.

         j)       Earnings per share

                  The Company has adopted the new recommendations of the CICA Handbook section 3500, Earning per Share ("EPS"). The revised section requires the presentation of both basic and diluted EPS on the face of the income statement regardless of the materiality of the difference between them. In addition, the new recommendations require the use of the treasury stock method to compute the dilutive effects of options, warrants and similar instruments as opposed to the previous method used which was the imputed earnings approach. The section also requires the disclosure of a reconciliation of the calculation of basic and diluted EPS.

         k)       Flow-though shares

                  The Company accounts for the future income tax effect of flow-through share offerings as laid out in Emerging Issues Committee ("EIC") 146. As required under EIC 146 any future income tax effect of the flow-through offering is recognized as a share issue expense in the period in which the expenditures are renounced under the provision of the Income Tax Act.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

2.       Accounting policies (continued)

         l)       Reclamation and Closure Costs

                  Effective January 1, 2004, the Company adopted CICA 3110, "Asset Retirement Obligations" which requires that the estimated fair value of liabilities for asset retirement obligations be recognized in the period in which they are incurred. A corresponding increase to the carrying amount of the related asset is recorded and depreciated over the life of the asset. The estimates used in the valuations are based primarily on legal and regulatory requirements. It is possible that the Company's estimates of its ultimate reclamation and closure liabilities could change as a result of changes in regulations, the extent of environmental remediation required, the means of reclamation or cost estimates. Changes in estimates are accounted for prospectively from the period the estimate is revised.

         m)       Long-lived assets

                  The Company monitors the recoverability of long-lived assets, based on factors such as current market value, future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the related assets. The Company's policy is to record an impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable. The impairment loss is calculated as the amount by which the carrying amount of the asset exceeds the undiscounted estimate of future cash flows from the asset.

         n)       Financial instruments

                  Effective January 1, 2007, the Company adopted the following new CICA Handbook sections regarding financial instruments:
                  (i) Section 3855, Financial Instruments - Recognition and Measurement; (ii) Section 3861 - Financial Instruments - Disclosure and Presentation; (iii) Section 3865, Hedges; and
                  (iv) Section 1530 - Comprehensive Income. These sections provide standards for recognition, measurement, disclosure and presentation of financial assets, financial liabilities and non-financial derivatives. The standard requires all financial instruments within its scope, including derivatives, to be included on the balance sheet and measured either at fair value or in certain circumstances at cost or amortized cost. Changes in fair value are recognized in either the statement of operations or the statement of comprehensive income.

                  All financial assets and liabilities are classified into one of the following five categories: held for trading, held to maturity, loans and receivables, available for sale financial assets, or other financial liabilities. Held for trading financial assets are measured at fair value and changes are recognized in net income; available for sale financial assets are measured at fair value with changes recorded in other comprehensive income until the investment is derecognized or impaired at which time the amounts would be recorded in net income. Loans and receivables, held to maturity investments and other financial liabilities are measured at amortized cost.

                  Under the new standards, policies followed for periods prior to the effective date generally are not reversed and therefore, the comparative figures have not been restated. The adoption of these Handbook sections had no impact on the opening retained earnings.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

2.                Accounting policies (continued)

                  The Company has designated its cash and cash equivalents as held for trading, which are measured at fair value. Accounts receivable are classified as loans and receivables which are measured at amortized cost. As mentioned in Note 2(c) the Company's accounts receivable from mineral sales have an embedded derivative due to the price flucutaions in the quoted market prices. Under the new standards, embedded derivatives are treated as separate derivatives if their economic characteristics and risks are not clearly or closely related to that of the host instrument, the terms of the embedded derivative are the same as those of a stand alone derivative, and the combined contract is not held for trading or designated at fair value. These embedded derivatives are measured at fair value at each balance sheet date with subsequent changes recognized in net earnings (loss) in the period the changes arise. Accounts payable and accrued liabilities are classified as other financial liabilities. The Company has neither available for sale or held to maturity instruments.

                  As at March 31, 2009 the fair values of the Company's assets and liabilities approximate their carrying value due to the relatively short maturity or current market rate associated with these instruments.

                  Section 3865 of the CICA Handbook specifies the circumstances under which hedge accounting is permissible and how hedge accounting may be performed. The Company currently does not hold any financial instruments designated for hedge accounting.

                  Section 1530 of the CICA Handbook introduces the term Comprehensive income, which consists of net earnings and other comprehensive income (OCI). Comprehensive income represents changes in Shareholders equity during the period arising from transactions and other events with non-owner sources. OCI includes gains and losses unrealized from available for sale assets that are excluded from net earnings in accordance with GAAP. The Company currently has not designated any instruments as available for sale and therefore does not currently have any OCI.

         o)       Future income taxes

                  The Company accounts for income taxes under the asset and liability method. The difference between the tax basis of assets and liabilities and their carrying value on the balance sheet is used to calculate future tax assets and liabilities. The future tax assets and liabilities have been measured using substantively enacted tax rates that will be in effect when the differences are expected to reverse.

         p)       Foreign Currency Translation

                  Revenues and expenses denominated in foreign currencies are translated into Canadian dollars at the average exchange rate for the period.

         q)       Investment in Company Subject to Significant influence

                  Investments in companies subject to significant influence are carried using the equity method of accounting under which the investment is originally recorded at costs and is adjusted for the investors share of the investees income or loss. The investment in companies subject to significant influence will be written down when there is a decline in value that is other than temporary.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009


2.       Accounting policies (continued)

         r)       Use of estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

         s)       Changes in Accounting policies:

                  The Canadian Institute of Chartered Accountants ("CICA") issued the following new Handbook Sections, which were effective for interim periods beginning on or after October 1, 2007 and were adopted in the prior fiscal year:

                  i) Section 3862, "Financial Instruments - Disclosures", describes the required disclosure for the assessment of the significance of financial instruments for an entity's financial position and performance and of the nature and extent of risks arising from financial instruments to which the entity is exposed and how the entity manages those risks. This section and
                           Section 3863, "Financial Instruments - Presentation" replaced Section 3861, "Financial Instruments - Disclosure and Presentation".

                  ii) Section 3863, "Financial Instruments - Presentation", establishes standards for presentation of financial instruments and nonfinancial derivatives.

                  iii) Section 1535, "Capital Disclosures", establishes standards for disclosing information about an entity's capital and how it is managed. It describes the disclosure requirements of the entity's objectives, policies and processes for managing capital, the quantitative data relating to what the entity regards as capital, whether the entity has complied with capital requirements, and, if it has not complied, the consequences of such non-compliance.

                           The additional disclosures, required as a result of the adoption of (i) Sec 3862 and 3863, have been included in Note 15, Financial Instruments and (ii). Sec 1535, have been included in Note 16, Capital management.

                   iv) In June 2007, the CICA issued Section 3031, "Inventories", to harmonize accounting for inventories under Canadian GAAP with IFRS. This standard requires the measurement of inventories at the lower of cost and net realizable value and includes guidance on the determination of cost, including allocation of overheads and other costs to inventory. The standard also requires the consistent use of either first-in, first-out (FIFO) or weighted average cost formula to measure the cost of inventories and requires the reversal of previous write downs to net realizable value when there is a subsequent increase in the value of inventories. The new standard applies to fiscal years beginning on or after January 1, 2008. The Company adopted this standard on January 1, 2008.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

2.       Accounting policies (continued)

         t) Accounting pronouncements applicable to future periods

                  i)       Sections 3064 and 1000 - Goodwill and Intangible
                           Assets

                           In February 2008, the CICA issued new Section 3064, "Goodwill and intangible assets", replacing Section 3062, "Goodwill and Other intangible assets", and
                           Section 3450, "Research and development costs".
                           Section 3064 addresses when an internally developed intangible asset meets the criteria for recognition as an asset. The Section also issued amendments to
                           Section 1000, "Financial Statement Concepts". These changes are effective for fiscal years beginning on or after October 1, 2008, with earlier adoption permitted, and will be adopted by the Company effective January 1, 2009. The objectives of the changes are to reinforce a principles-based approach to the recognition of costs as assets and to clarify the application of the concept of matching revenues and expenses in Section 1000. Collectively, these changes bring Canadian practice closer to International Financial Reporting Standards and U.S. GAAP by eliminating the practice of recognizing as assets a variety of startup, preproduction and similar costs that do not meet the definition and recognition criteria of an asset. The Company has determined that adoption of the new standards will not have a significant effect on the Company's financial statements.

                  ii)      International Financial Reporting Standards ("IFRS")

                           The CICA plans to require public companies to adopt IFRS effective no later than January 1, 2011. Management is planning to review the transition to IFRS and determine the potential impact, if any, on the Company's consolidated financial statements.

                  iii)     Business Combinations

                           In January 2009, the CICA issued Handbook Section 1582, "Business combinations," which replaces the existing standards. This section establishes the standards for the accounting of business combinations, and states that all assets and liabilities of an acquired business will be recorded at fair value. Obligations for contingent considerations and contingencies will also be recorded at fair value at the acquisition date. The standard also states that acquisition-related costs will be expensed as incurred and that restructuring charges will be expensed in the periods after the acquisition date. This standard is equivalent to the International Financial Reporting Standards on business combinations. This standard is applied prospectively to business combinations with acquisition dates on or after January 1, 2011. Earlier adoption is permitted. Management is currently evaluating the impact of adopting this standard on the Company's consolidated financial statements.

                  iv)      Non-controlling interests

                           In January 2009, the CICA issued Handbook Section 1602, "Non-controlling interests," which establishes standards for the accounting of non-controlling interests of a subsidiary in the preparation of consolidated financial statements subsequent to a business combination. This standard is equivalent to the International Financial Reporting Standards on consolidated and separate financial statements. This standard is effective for 2011. Earlier adoption is permitted. Management is currently evaluating the impact of adopting this standard on the Company's consolidated financial statements.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

2.       Accounting policies (continued)

                  v) Consolidated financial statements

                           In January 2009, the CICA issued Handbook Section 1601, "Consolidated financial statements," which replaces the existing standards. This section establishes the standards for preparing consolidated financial statements and is effective for 2011. Earlier adoption is permitted. Management is currently evaluating the impact of adopting this standard on the Company's consolidated financial statements.

3.       Property, plant and equipment:

                                                                              Accumulated
                                                              Cost            Depreciation            Net
                                                        ---------------------------------------------------------
        Office:
            Building                                    $         120,840  $          10,849   $         109,991
            Automotive equipment                                  122,748             52,095              70,653
            Equipment                                             165,000             44,325             120,675
            Office fixtures and computer equipment                525,732            165,861             359,871
                                                        ---------------------------------------------------------
                                                                  934,320            273,130             661,190
                                                        ---------------------------------------------------------

        Mine site:
        Land                                                      566,950                  -             566,950
        Building                                                2,370,491            310,686           2,059,805
        Automotive equipment                                      392,547            111,922             280,625
        Mobile equipment under capital lease                    6,305,499          3,074,610           3,230,889
        Equipment                                               5,789,255          1,724,263           4,064,992
                                                        ---------------------------------------------------------
                                                               15,424,742          5,221,481          10,203,261
                                                        ---------------------------------------------------------

        Balance March 31, 2009                          $      16,359,062  $       5,494,611   $      10,864,451
                                                        =========================================================

                                                                              Accumulated
                                                              Cost            Depreciation            Net
                                                        ---------------------------------------------------------
        Office:
            Building                                    $         120,840  $           9,457   $         111,383
            Automotive equipment                                  122,748             46,366              76,382
            Equipment                                             165,000             29,550             135,450
            Office fixtures and computer equipment                525,732            155,345             370,387
                                                        ---------------------------------------------------------
                                                                  934,320            240,718             693,602
                                                        ---------------------------------------------------------

        Mine site:
        Land                                                      566,950                  -             566,950
        Building                                                2,370,491            283,628           2,086,863
        Automotive equipment                                      392,547             97,153             295,394
        Mobile equipment under capital lease                    8,183,999          2,551,611           5,632,388
        Equipment                                              18,709,641          1,668,407          17,021,234
        Less: Impairment charge                                         -                  -         (14,800,000)
                                                        ---------------------------------------------------------
                                                               30,223,628          4,620,799          10,802,829
                                                        ---------------------------------------------------------

        Balance December 31, 2008                       $      31,157,948  $       4,861,517   $      11,496,431
                                                        =========================================================

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

4.       Mineral resource properties:

         Mineral resource properties consists of the following:

                                                              Claim             Deferred
                                                              Cost            Exploration             Total
                                                        ---------------------------------------------------------
        Nova Scotia:
            Forest Hill                                 $       1,347,592  $       2,175,892   $       3,523,484
            Beaver Dam                                            570,348          4,566,214           5,136,562
            Tangier                                               290,598            479,733             770,331
            Goldenville                                           184,334            598,275             782,609
            ScoZinc Mine (1)                                            -                  -                   0
            Other                                               1,512,453          2,362,843           3,875,296
                                                        ---------------------------------------------------------

        Balance March 31, 2009                          $       3,905,325  $      10,182,957   $      14,088,282
                                                        =========================================================

                                                              Claim             Deferred
                                                              Cost            Exploration             Total
                                                        ---------------------------------------------------------
        Nova Scotia:
            Forest Hill                                 $       1,347,481  $       2,174,760   $       3,522,241
            Beaver Dam                                            564,762          4,546,424           5,111,186
            Tangier                                               290,598            476,426             767,024
            Goldenville                                           183,483            598,275             781,758
            ScoZinc Mine (1)                                    2,756,289            722,305           3,478,594
            Other                                               1,499,887          4,247,641           5,747,528
            Less: Impairment charge                                     -                  -          (5,362,000)
                                                        ---------------------------------------------------------

        Balance December 31, 2008                       $       6,642,500  $      12,765,931   $      14,046,331
                                                        =========================================================
         (1) As of July 1, 2007 the Scozinc Mine property is being amortized over the expected life of the mine, which is eight years. The costs are net of accumulated amortization of $479,836 (2007-$49,756).
             Included in the impairment charge is $3,478,594 related to ScoZinc
             Mine.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

5.      Capital Stock

        Authorised:
           Unlimited number of common shares
           Unlimited number of preference shares

                                                                            December 31,                   March 31,
        Capital stock is made up as follows:                                        2008                        2009
                                                                   ----------------------      ----------------------

        Warrants (i)                                               $              53,900       $              53,900
        Common shares (ii)                                                    57,063,062                  56,524,051
                                                                   ----------------------      ----------------------

                                                                   $          57,116,962       $          56,577,951
                                                                   ======================      ======================

        (i)Warrants issued:

           Balance December 31, 2007                                                           $           3,330,829
               Broker warrants issued                                                                         53,900
               Value of expired warrants allocated to
               contributed surplus                                                                        (3,330,829)
                                                                                               ----------------------
           Balance December 31, 2008 and March 31, 2009                                        $              53,900
                                                                                               ======================

        (ii)    Common shares issued:                                   # of shares                   $ Value
                                                                   ----------------------      ----------------------
                                                                             142,087,907       $          54,118,358
           Balance December 31, 2007
               Issued for mining properties                                      120,000                      42,000
               Options exercised                                                 350,000                     208,000
               Purchased and cancelled                                          (155,000)                    (51,589)
               Warrant value allocated to common shares on
               exercise                                                                -                           -
               Private placement                                              11,000,000                   3,000,000
               Less: Share issue costs                                                 -                    (253,708)
                                                                   ----------------------      ----------------------
           Balance December 31, 2008                                         153,402,907                  57,063,061
               Issued for mining properties                                       93,000                       2,790
               Less: Share issue costs                                                 -                    (541,800)
                                                                   ----------------------      ----------------------
           Balance, end of the period                                        153,495,907       $          56,524,051
                                                                   ======================      ======================

         (a) During the quarter the Company issued 93,000 common shares at a deemed price of $0.03 as consideration for the extension of the option terms on the Oldham claims.

                  The Company renounced $1,500,000 in eligible expenditures relating to the flow-through shares common shares issued during 2008 and recognized $541,800 in future taxes as a cost of issuing the shares.

         (b) During the prior year the Company completed a private placement for 6,000,000 common shares at a price of $0.25 per share and 5,000,000 flow-through common shares at a price of $0.30 for aggregate gross proceeds of $3,000,000.

                  The Company paid the underwriters a work fee and a cash commission equal to 6% of the proceeds of the private placement and issued Broker warrants to acquire 220,000 common shares at $0.30 per common share exercisable anytime until September 2, 2009.

                  The securities issued in connection with the Offering were subject to a four month hold period from the date of issue.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

         Stock-based compensation plan:

         The Company has a common share purchase option plan (the "Plan") for directors, officers, employees and consultants. Options granted under the Plan have a five-year term. Options are granted at a price no lower than the market price of the common shares at the time of the grant.

         A summary of the Company's options at December 31, 2008 and March 31, 2009 is presented below:

                                                    Options             Weighted-Average
                                                  Outstanding            Exercise Price
                                                 ------------------------------------------

        At December 31, 2007                                8,047,000                $0.68
           Granted                                            685,000                $0.58
           Cancelled                                         (350,000)               $1.10
           Expired                                         (1,172,000)               $0.35
           Exercised                                         (350,000)               $0.20
                                                 ---------------------
        At December 31, 2008                                6,860,000                $0.80
           Expired                                           (200,000)               $0.38
                                                 ---------------------
        At March 31, 2009                                   6,660,000                $0.81
                                                 =====================

         The following table summarizes information about the options outstanding at March 31, 2009:

                 Exercise               Options Outstanding        Remaining Contractual
                  Price                   and Exercisable                  Life
       ------------------------------------------------------------------------------------
                  $0.20                                 475,000          .5 years
                  $0.18                                 125,000          4.5 years
                  $0.82                                 100,000          3.6 years
                  $0.71                               1,500,000          2.3 years
                  $0.53                               1,350,000          2.0 years
                  $1.12                                 350,000          3.1 years
                  $1.00                               2,000,000          3.2 years
                  $1.01                                 200,000          3.4 years
                  $1.01                                 260,000          3.9 years
                  $0.58                                 300,000          4.2 years
                                     ---------------------------
                                                      6,660,000
                                     ===========================

         Share purchase warrants:

         A summary of the Company's warrants at December 31, 2008 and March 31, 2009 is presented below:

                                                                 Warrants           Weighted-Average
                                                               Outstanding           Exercise Price
                                                        --------------------------------------------------
        At December 31, 2007                                          11,132,344                    $1.32
           Expired                                                   (11,132,344)                   $1.32
           Granted                                                       220,000                    $0.30
                                                        --------------------------------------------------
        At December 31, 2008 and March 31, 2009                          220,000                    $0.30
                                                        ========================= ========================

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009


         The following table summarizes information about the warrants outstanding at December 31, 2009:

                 Exercise             Warrants Outstanding and
                  Price                     Exercisable                  Expiry
       ------------------------------------------------------------------------------------
                  $0.30                                 220,000          0.5 years
                                     =========================== ==========================

6.       Related Party Transactions

         The Company shares office facilities with Royal Roads Corp and Buchans River Ltd. During the quarter the Company charged $40,000 in common costs to these companies. The amount charged is estimated to be the fair value of the costs.

         At quarter end there were $2,784,659 in advances payable to Royal Roads Corp. due from ScoZinc November 30, 2009 with interest at 10 percent per annum, payable quarterly. The Company guaranteed the full amount of the debt and, as security therefor, granted security over all of its assets, including the shares of Royal Roads Corp. that it owns. The amount due includes interest of $130,147 which Royal Roads Corp. has agreed to defer until after the meeting of ScoZinc's creditors respecting the CCAA proceedings.

         Included in Professional Fees is $7,500 and in Deferred Exploration costs is $7,500 in consulting fees paid to a director of the Company.

         All related party transactions and balances have been recorded at amounts agreed to by the parties which approximates the exchange amount.

7.       Commitments

         The Company is committed to minimum annual lease payments of $77,705 on its premises until October, 2013.

         The Company has agreed with the Province of Nova Scotia to remediate the Scotia Mine facility to an agreed status at the end of mining operations at the site. The Company had previously deposited $1,400,000 with the Province to guarantee the remediation work. The rehabilitation cost has been set up in the Company accounts and is being charged to operations over the estimated life of the mine.

         In March of 2009 the Company commenced a slope stability project in the Scotia Mine pit with an estimated cost of $800,000. The Province of Nova Scotia has agreed to release funds from the remediation bond to fund the project. The Company has agreed to restore the bond to $1,400,000 prior to the re-commencement of operations in the pit.

         During the prior year the Company raised $1,500,000 in capital through the issue of flow through shares. At quarter end the Company had spent $596,300 on qualifying activities. If the Company does not expend the balance of funds, $903,700, prior to December 31, 2009 it will be liable to repay the investors the tax credits claimed on these funds. The estimated maximum liability is one half of the funds not spent.

8.       Income taxes

         The Company has available approximately $30,951,000 (2007 - $9,845,000) in non-capital loss carry-forwards which can be carried forward and used against future taxable income until expiry as noted below. In addition, the Company has available approximately $1,991,000 in share issue costs for tax purposes which can be deducted from taxable income on a straight line basis over a five year period. The benefit associated with these losses has not been recognized.

                        2009  $           138,000
                        2010              800,000
                        2014            1,070,000
                        2015            1,393,000
                        2026            4,125,000
                        2027            8,425,000
                        2028           12,200,000
                        2029            2,800,000
                              --------------------
                              $        30,951,000
                              ====================

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

         The Company has the following future income tax assets and (liabilities):

                                                                              2008                    2009
                                                            -----------------------------------------------

        Non capital losses and share issue costs            $            7,885,000  $            8,855,000
        Mineral resource properties                                      1,233,000               1,233,000
        Property, plant and equipment and other                          2,590,000               2,590,000
        Valuation allowance                                            (11,708,000)            (12,678,000)
                                                            -----------------------------------------------

        Liability recognized in the financial statements    $                    -  $                    -
                                                            ===============================================

         The following reconciles the effective tax rate to the statutory rate on a percentage basis:


                                                                              2008                    2009

        Statutory tax rate                                                  34.67%                  34.67%
        Tax effect of losses not recognized                                -34.67%                 -34.67%
        Tax effect of non deductible expenses                                0.00%                   0.00%
                                                            -----------------------------------------------
        Effective tax rates                                                 0.00%%                   0.00%
                                                            ===============================================

9.       Supplemental cash flow information


        Change in non-cash working capital:                     Three months ended      Three months ended
                                                                         March 31,               March 31,
                                                                              2008                    2009
                                                            -----------------------------------------------

           Accounts receivable                              $             (572,991) $              276,809
           Prepaid expenses and deposits                                    62,663                  65,989
           Accounts payable and accrued liabilities                        (44,678)                (49,983)
           Debtor in possession financing                                        -                 780,000
           Debtor in possession financing                                        -                   6,292
           Inventory                                                      (225,146)                776,354
                                                            -----------------------------------------------
                                                            $             (780,152) $            1,855,461
                                                            ===============================================

        Non-cash financing and investing activities:

           Common shares issued for interest in
           mineral resource properties                      $              112,275  $                2,789
           Agents warrants issued                           $              760,442  $                    -
           Future income tax recognized on
           renounced CEE                                    $            1,029,240  $              541,800
           Cash paid for interest                           $              131,624  $              170,295
           Cash paid for income taxes                       $                    -  $                    -

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009



10.     Contributed surplus

        Balance December 31, 2007                                                   $           2,345,076
           Excess of acquisition price over capital value of cancelled shares                     (29,922)
           Value of unexercised expired warrants                                                3,330,829
           Stock based compensation                                                               317,610
           Transfer to share capital on exercise of options                                      (134,250)
                                                                                    -----------------------
        Balance December 31, 2008 and March 31, 2009                                $           5,829,343
                                                                                    =======================

         In determining the stock-based compensation expense, the fair value of the options issued were estimated using a Black-Scholes option pricing model with the following weighted average assumptions used: dividend yield of 0%, expected volatility of 108%, risk free interest rate of 3.25% and expected life of 60 months.

11.      Obligation Under Capital Leases and Equipment loans payable

         Obligation under Capital lease:

         ScoZinc entered into lease agreements for heavy equipment with Komatsu Finance ("Komatsu") which transfer substantially all the benefits and risks of ownership to ScoZinc. The leases bear interest at 7.2%, are for a four year term and have an option for Scozinc to acquire the assets for 10% of the original cost. ScoZinc placed a twenty percent down payment on the leases. ScoZinc's obligations under the leases are guaranteed by the Company.

         ScoZinc suspended payments to Komatsu in December 2008 prior to seeking protection under the Companies' Creditor Arrangement Act. In February ScoZinc returned a portion of the leased fleet and Komatsu agreed to leave the balance of the equipment in place until mid April when ScoZinc's slope stability project was scheduled to be completed. The equipment was returned to Komatsu subsequent to the quarter end.

         ScoZinc is currently paying $7,000 per week in interest to Komatsu. As the lease payments are in default they are all considered to be current liabilities.

         The annual lease payments due in each of the next 5 years were:

              2009                       $          1,820,251
              2010                                  1,726,896
              2011                                  1,603,590
              2012                                     91,569
                                         ---------------------
                                                    5,242,306
Less: Amount representing interest                   (488,485)
                                         ---------------------
                                         $          4,753,821
                                         =====================

         Equipment loans:

         During the current year ScoZinc entered into equipment loans for various pieces of equipment with an average interest rate of 2%. The loans are secured by the equipment financed and are guaranteed by the Company. ScoZinc has defaulted on payments are therefore the loans are all considered current liabilities.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009


         The annual principal payments due in each of the next 5 years were:

              2009                       $            162,905
              2010                                    157,810
              2011                                     50,282
                                         ---------------------
                                                      370,997
Less: Current portion                                (370,997)
                                         ---------------------
                                         $                  -
                                         =====================

12.      Inventories

         Inventories are valued at the lower of cost and net realizable value.


                                                                        Year ended      Three months ended
                                                                      December 31,               March 31,
                                                                              2008                    2009
                                                            -----------------------------------------------

           Parts inventory                                  $              772,451  $                    -
           Prepaid expenses and deposits                                   682,904                 679,001
                                                            -----------------------------------------------
                                                            $            1,455,355  $              679,001
                                                            ===============================================

         Inventories of lead and zinc concentrates in 2008 and the current quarter are being carried at net realizable value as the production cost is higher than net realizable value. The write off of parts inventory during the quarter amounted to approximately $736,000 and is included in production costs.

13.      Interest and Other Income

                                                                Three months ended      Three months ended
                                                                         March 31,               March 31,
                                                                              2008                    2009
                                                            -----------------------------------------------

           Interest income                                  $               40,725  $               14,000
           Foreign exchange loss                                           (13,322)                      -
           Interest and bank charges                                        (5,833)                      -
           Miscellaneous revenue                                                 -                  25,000
                                                            -----------------------------------------------
                                                            $               21,570  $               39,000
                                                            ===============================================
           Interest on Long term debt                       $                    -  $                    -
           Interest and bank charges                                             -                 200,576
           Interest on Royal Roads Corp. loan                                    -                  66,363
                                                            -----------------------------------------------
                                                            $                    -  $              266,939
                                                            ===============================================

14.      Investment in Royal Roads Corp.

         At December 31, 2008 and March 31, 2009, the Company owned approximately 32.7 million shares of Royal Roads Corp. representing 29.18% of the issued and outstanding shares of Royal Roads Corp. The investment is accounted for using the equity method of accounting.

         During the prior year as part of its impairment analysis the Company wrote down this investment from its carrying value of approximately $0.22 per share to $0.12 per share. Management believes that this value more accurately reflects the investment's long term value at year end and at March 31, 2009. The write down amounted to $3.2 million.

         The quoted market value of the investment at March 31, 2009 was approximately $980,000.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

15.      Financial Instruments

         Credit Risk

         There is no significant concentration on credit risk. The credit risk exposure is considered normal for the business.

         Fair value of financial instruments

         The book value of cash and cash equivalents, receivables, and accounts payable and accrued liabilities all approximate their fair values at March 31,2009

         The fair value of the embedded derivative in the accounts receivable sales contracts at March 31, 2009 was a liability of $34,658 which is netted against the accounts receivable account where the original contract is recorded.

         Interest rate risk

         The Company's debt is limited to accounts payable and an obligation under capital leases therefore there is limited exposure to interest rate risk.

         Foreign currency rate risk

         The Company does not currently have any hedges in place for foreign currency risk. All revenue and expenses denominated in foreign currencies are recorded using the average exchange rate for the period.

16.      Capital Management

         The Company's objective when managing capital are: (i) to ensure sufficient liquidity to support its financial obligations and execute its operating and strategic plans; (ii) to minimize the cost of capital while taking into consideration current and future industry, market and economic risks and conditions, and (iii) to maintain an optimal capital structure that provides necessary financial flexibility while also ensuring compliance with any financial covenants.

         The Company's objectives when managing capital are to safeguard the Company's ability to continue as a going concern in order to pursue the development of its mining properties and to maintain flexible capital structure which optimizes the costs of capital at an acceptable rate.

         In the management of capital the Company includes shareholders' equity and long term debt in the definition of capital as follows:


                                                                              2008                    2009
                                                            -----------------------------------------------

           Shareholders' Equity                             $           17,866,544  $           15,014,782
           Equipment loans                                                 370,997                 370,997
           Capital leases                                                4,753,821               4,753,821
                                                            -----------------------------------------------
                                                            $           22,291,362  $           20,139,600
                                                            ===============================================

         There are no externally imposed capital requirements. The Company manages the capital structure and makes adjustments to it depending on economic conditions and the rate of anticipated expenditures. To maintain or adjust the capital structure, the Company may attempt to issue new shares, issue new debt, acquire or dispose of assets or adjust the amount of cash and cash equivalents and investments.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

17.      Debtor in possession financing

         The debtor in possession financing is secured by a fixed charge on all assets of ScoZinc Limited and a guarantee supported by a fixed charge over all of Acadian's assets. The funds are due to TCE Capital Corporation, bear interest at 24% per annum payable monthly and are due on demand or by June 30, 2009.

18.      Subsequent Event

         On March 17, 2009 the Company announced it had entered into an agreement with Golden River to complete a private placement of up to 338,111,334 common shares for aggregate proceeds of up to $10,000,000. The first tranche of $1.0 million (38,111,334 shares at $0.026 per share) is subject only to regulatory approval. The initial closing of the first tranche (17,053,205 shares for proceeds of $447,457), closed on April 3, 2009. The balance will close when Toronto Stock Exchange approval is received for the Personal Information Forms for the principals of Golden River. The second tranche of $9.0 million (300,000,000 shares at $0.03 per share) will close in multiple closings and is subject to completion of due diligence by Golden River, the resolution of Scozinc's CCAA proceedings, the acquisition by the Company of the remaining 50% interest in the Fifteen Mile Stream claims for a cash payment of $70,000, a non-interest bearing note for $1.0 million due one year from the date of acquisition and the issue of a 1% Net Smelter Royalty to Mr. Will Felderhof, President of the Company, and members of his family as well as regulatory and shareholder approval. Shareholder approval will be sought at the Company's annual and special meeting of shareholders scheduled to be held June 9, 2009.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

19. Differences between Canadian and United States Generally Accepted Accounting principles

         The impact of the differences between Canadian GAAP and US GAAP on the consolidated balance sheets would be as follows:

                                                                            March 31,
                                                                              2009
                                                     --------------------------------------------------------
                                                          Balance                                 Balance
                                                         Cdn GAAP         Adjustments             US GAAP
                                                     --------------------------------------------------------

        Current assets                               $       1,314,694  $               -  $       1,314,694
        Cash held for site remediation                       1,278,720                  -          1,278,720
        Property, plant and equipment                       10,864,451                  -         10,864,451
        Investment in Royal Roads Corp.                      4,005,942         (2,682,871)         1,323,071   (i)
        Mineral resource properties                         14,088,282        (12,277,668)         1,810,614  (ii)
                                                     --------------------------------------------------------

                                                     $      31,552,089  $     (14,960,539) $      16,591,550
                                                     ========================================================

        Current liabilities                          $      15,513,470  $               -  $      15,513,470
        Accrued site remediation                             1,023,837                  -          1,023,837
        Shareholders' equity                                15,014,782        (14,960,539)            54,243
                                                     --------------------------------------------------------
                                                     $      31,552,089  $     (14,960,539) $      16,591,550
                                                     ========================================================

                                                                          December 31,
                                                                              2008
                                                     --------------------------------------------------------
                                                          Balance                                 Balance
                                                         Cdn GAAP         Adjustments             US GAAP
                                                     --------------------------------------------------------
        Current assets                               $       2,462,406  $               -  $       2,462,406
        Cash held for site remediation                       1,612,500                  -          1,612,500
        Property, plant and equipment                       11,496,431                  -         11,496,431
        Investment in Royal Roads Corp.                      4,043,039         (2,652,608)         1,390,431
        Mineral resource properties                         14,046,331        (12,203,425)         1,842,906
                                                     --------------------------------------------------------

                                                     $      33,660,707  $     (14,856,033)  $     18,804,674
                                                     ========================================================

        Current liabilities                          $      14,777,161  $         250,000  $      15,027,161
        Accrued site remediation                             1,017,002                  -          1,017,002
        Shareholders' equity                                17,866,544        (15,106,033)         2,760,511
                                                     --------------------------------------------------------
                                                     $      33,660,707  $     (14,856,033) $      18,804,674
                                                     ========================================================

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

19. Differences between Canadian and United States Generally Accepted Accounting principles (continued)

         The impact of the differences between Canadian GAAP and US GAAP on the consolidated statements of operations and deficit would be as follows:

                                                                                      March 31
                                                                              2009               2008
                                                                        -------------------------------------

        Net income (loss) for the period, Canadian GAAP                 $     (2,312,750)  $        912,173

        Adjustment
           Deferred exploration costs                                            (74,243)        (1,096,887)  (ii)
           Share of income (loss) of investees accounted for using
             the equity method                                                   (30,263)          (650,922)   (i)
           Flow through share adjustment                                        (291,800)                 -   (iii)
                                                                        -------------------------------------
        Net loss for the period and comprehensive loss, US GAAP         $     (2,709,056)  $       (835,636)
                                                                        =====================================

        Loss per share - basic and diluted US GAAP                      $          (0.02)  $          (0.01)
                                                                        =====================================

        Weighted average number of shares - basic and diluted                153,448,907        142,137,907
                                                                        =====================================

         The impact of the differences between Canadian GAAP and US GAAP on the consolidated statements of cash flows would be as follows:

                                                                                      March 31
                                                                              2009               2008
                                                                        -------------------------------------
        Cash flows provided by (used in) operating activities,          $       (285,282)  $      1,067,044
        Canadian GAAP

        Adjustment
           Exploration expenditures                                              (74,243)        (1,096,887)
                                                                        -------------------------------------
        Cash flows used in operating activities, US GAAP                        (359,525)           (29,843)
                                                                        =====================================
                                                                                 333,780            305,929
        Cash flows provided by financing activities,
        Canadian and US GAAP                                                     (77,058)        (3,110,174)
                                                                        -------------------------------------
        Cash flows from investing activities, Canadian GAAP
        Adjustment
           Exploration expenditures                                                74,243          1,096,887
                                                                        -------------------------------------
                                                                                  (2,815)        (2,013,287)
                                                                        =====================================

        Increase (decrease) in cash and cash equivalents                         (28,560)        (1,737,201)

        Cash and cash equivalents, beginning of period                           210,211          3,022,868
                                                                        -------------------------------------
        Cash and cash equivalents, end of period                        $        181,651  $       1,285,667
                                                                        =====================================

         (i) Under Canadian and US GAAP, the Company accounts for its investment in Royal Roads Corp. using the equity method of accounting. Under US GAAP, the Company's share of Royal Roads Corp. loss was $30,263 and $650,922 higher in 2009 and 2008, respectively, to reflect the fact that Royal Roads Corp. is required to expense exploration expenditures under US GAAP as described in (ii) below , and to account for differences in the US GAAP treatment of flow-through shares as described in
                  (iii) below.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

19. Differences between Canadian and United States Generally Accepted Accounting principles (continued)

         (ii) Under Canadian GAAP, exploration costs and costs of acquiring mineral rights are capitalized during the search for a commercially mineable body of ore. For US GAAP purposes, exploration expenditures can only be deferred subsequent to the establishment of proven and probable reserves. For US GAAP purposes, the Company has therefore expensed its exploration expenditures.

         (iii) Under Canadian income tax legislation, a company is permitted to issue shares whereby the company agrees to incur qualifying expenditures and renounce the related income tax deductions to investors. The Company accounted for the issue of flow-through shares in accordance with the provisions of CICA Emerging Issues Committee Abstract 146, Flow-Through Shares in 2007. At the time of issue, the funds received are recorded as share capital. At the time of the filing of the renunciation of the flow through expenditures to the investors, the Company records a future income tax liability with a charge directly to shareholders' equity.

                  For US GAAP purposes, the premium paid for flow-through shares in excess of market value at the time of issue is credited to other liabilities and included in income as the qualifying expenditures are made. The liability is relieved and the corresponding future income tax liablity is recognized when the Company renounces it exploration expenditures to the flow-through share investors. The difference between the liability recorded at the time of the issuance and the deferred tax liability upon renunciation is included as income tax expense.

                  The Company issued 5,000,000 flow-through shares for $1,500,000 in 2008 which were renounced in 2009. Under US GAAP the premium paid on the shares was $250,000. The difference between this amount and the deferred tax liability recognized upon renunciation of $541,800 is $291,800 and would be recognized as a deferred tax expense in 2009 under US GAAP.

                  The Company's investee, Royal Roads, also issued flow-through shares in 2007 which were renounced in 2008. The Company's share of share of the loss of Royal Roads increased in the amount of $76,200 due to accounting for the flow-through shares under US GAAP.

         Recent US Accounting Pronouncements impacting the Company

         In June 2009, the FASB issued SFAS No. 168 "The FASB Accounting Standards Codification and the Heirarchy of Generally Accepted Accounting Principles". This statement establishes the FASB Accounting Standards Codification, ("codification") as the single source of authoritative GAAP in the United States to be applied by nongovernmental entities, except for the interpretive releases of the SEC under authority for federal securities laws, which are sources of authoritative GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The codefication is effective for interim and annual periods ending after September 15, 2009. The Company is currently assessing the impact of the adoption of this standard, if any, on its financial position, results of operations or cash flows.

         In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165"), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for interim or ammual periods after September 30, 2009. Management is currently evaluating the impact of the adoption of SFAS 165 but does not expect the adoption of SFAS 165 to materially impact the Company's results of operations, financial position or cash flows.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

19. Differences between Canadian and United States Generally Accepted Accounting principles (continued)

         Recent US Accounting Pronouncements impacting the Company

         In April 2008, the FASB issued FASB staff position ("FSP") FAS 142-3, Determination of the Useful Life of Intangible Assets ("FSP 142-3"). FSP FAS 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, "Goodwill and Other Intangible Assets". This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. FSP FAS 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. The adoption of this statement did not materially impact its financial position, results of operations or cash flows.

         In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements -- an Amendment of ARB No. 51 ("FAS 160"). FAS 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. FAS 160 is effective for fiscal years beginning on or after December 15, 2008. Based on its current operations, the Company does not believe that FAS 160 will have a significant impact on its financial position, results of operations or cash flows.

         In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations ("SFAS 141R"). SFAS 141R will significantly change the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income taxes. SFAS 141R is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopted this standard in the current quarter. The provisions are effective for the Company for business combinations on or after March 30, 2009.

         In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities -- Including an Amendment of FASB Statement No. 115" ("SFAS 159"). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. This provides entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without being required to apply complex hedge accounting provisions. The provisions of SFAS No. 159 are effective as of the beginning of fiscal years that start after November 15, 2007. The Company adopted SFAS No. 159 on January 1, 2008 and the adoption did not have any material impact on its financial position, results of operations or cash flows.

         In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and states that a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements.

                           ACADIAN MINING CORPORATION
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                       FOR THE PERIOD ENDED MARCH 31, 2009

19. Differences between Canadian and United States Generally Accepted Accounting principles (continued)

         Recent US Accounting Pronouncements impacting the Company

         SFAS 157, among other things, requires companies to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the company's market assumptions. The effective date was for fiscal years beginning after November 15, 2007. The adoption of of SFAS 157 did not have any material impact on its financial position, results of operation or cash flows. In February 2008, the FASB issued FSP FAS 157-2, which delays the effective date of SFAS No. 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years, for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).